E.PIPHANY ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

SAN MATEO, Calif. - April 5, 2004 - E.piphany, Inc., (Nasdaq: EPNY) a full-suite provider of customer relationship management (CRM) solutions today announced preliminary results for the quarter ended March 31, 2004. The company will report complete and final results for the quarter after the market closes on Monday, April 26, 2004.

        For the quarter ended March 31, 2004, the company expects total revenues of approximately $20 million. License revenues are expected to be approximately $7 million and service revenues are expected to be approximately $13 million. Net loss is expected to be approximately $(0.07) per share which includes approximately $(0.02) per share for restructuring costs and the amortization of purchased technology and intangibles.

        Karen Richardson, Chief Executive Officer, said, "Like many enterprise software companies, we transact a significant portion of our business at the end of each quarter. A number of large transactions were delayed this quarter. We are disappointed with these results. However, with another half dozen customers going live in the first quarter on E.6, and the ongoing positive feedback from customers and industry analysts, we continue to be optimistic about our long term prospects."

        A conference call will be held today at 2:00 p.m. pacific time to discuss these preliminary results. The call can be heard on E.piphany's website at www.epiphany.com or by dialing (800) 450-0819 in the U.S. and (612) 288-0340 internationally. A replay of the call will be available online at http://ir.epiphany.com or by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally and entering access code: 727316.

ABOUT E.PIPHANY
The E.piphany(R) E.6(R) CRM software suite enables global organizations to align touchpoints, processes and technologies around the customer. Built on the industry's most advanced, service-oriented architecture, the E.piphany 6.5 software solution creates benefits that cross departments and geographies, and result in rapid, measurable ROI. With the E.piphany 6.5 suite of Marketing, Sales and Service software solutions, every customer interaction is driven by real-time intelligence, enabling businesses to better understand their customers and optimize every interaction from both a revenue generation and customer retention viewpoint. More than 460 companies, including nearly 40 of the Fortune 100, use E.piphany software

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products to enhance their customers' experiences while, at the same time, realizing the companies' business objectives. With worldwide headquarters in San Mateo, CA, E.piphany serves customers in more than 40 countries worldwide. For more information, visit us at www.epiphany.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements relating to the presentation of results for the quarter ended March 31, 2004, outlook for our business, deployment of our E.6 software products and feedback from customers and industry analysts. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the risk of accounting adjustments resulting from our usual quarter-end accounting and review procedures, customers' individual purchasing decisions, competition and the introduction of new products and services by competitors, our ability to hire and retain qualified personnel, and general economic conditions. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the "Risk Factors" section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. We assume no duty to update any statements made in this press release.

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E.piphany, the E.piphany logo and E.6 are registered trademarks of E.piphany,
Inc. in the United States and other jurisdictions. All other trademarks are the property of their respective owners.

Investor Contact:
        Todd Friedman, E.piphany, 650.356.3934, todd@blueshirtgroup.com

Media Contact:
        Gordon Evans, E.piphany, 650.356.3842, gevans@epiphany.com